UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________
FORM 8-K
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 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 1, 2018

 _______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 1, 2018, Entegris, Inc., a Delaware corporation (the "Company"), entered into the First Amendment (the "Amendment") to the ABL Credit and Guaranty Agreement, dated as of April 30, 2014, by and among the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto (the "Lenders"), and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders (the "ABL Facility").
Among other things, the Amendment:

•
reduces the interest rate spreads applicable to loans under the ABL Facility by 0.25%. After giving effect to such reduction, loans under the ABL Facility will bear interest at a rate of LIBOR plus a spread of between 1.25% to 1.75%, with a base rate floor of 0.0%, or a prime rate plus a spread of between 0.25% to 0.75%, with a base rate floor of 1.00%, in each case depending on excess availability;

•
extends the final maturity of the ABL Facility from April 30, 2019 to March 1, 2023; provided that, on January 28, 2021, in the event that the Company’s term loan credit agreement or certain other indebtedness maturing prior to May 31, 2023 remains outstanding, then the ABL Facility will mature on January 28, 2021, unless excess availability greater than $7.5 million under the ABL Facility plus the amount of cash and cash equivalents of the Company and its restricted subsidiaries is at least 125% of the aggregate outstanding principal amount of the term loan credit agreement and such other indebtedness, and thereafter requires that the Company maintain such ratio at all times during which the ABL Facility remains outstanding;

•	increases the maximum secured net leverage ratio that the Company must meet to incur indebtedness and liens from 2.00:1.00 to 2.75:1.00; and

•	increases the thresholds for judgments and cross defaults to material indebtedness from $50 million to $75 million.
In connection with the execution of the Amendment, the Company paid customary fees and expenses to Goldman Sachs Bank USA.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to ABL Credit and Guaranty Agreement, dated as of March 1, 2018, among the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent, and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: March 1, 2018        By: /s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to ABL Credit and Guaranty Agreement, dated as of March 1, 2018, among the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent, and each lender party thereto.